EXHIBIT 23.2

CONSENT OF BONGIOVANNI & ASSOCIATES, CPA’S

June 16, 2005

To the Board of Directors of
Donobi, Inc.
3256 Chico Way NW
Bremerton, WA. 98312

Gentlemen:

We hereby consent to the use of our audit report of Donobi, Inc. for the year ended January 31, 2005 in the Form S-8 of Donobi, Inc. dated June 16, 2005.

/s/ Bongiovanni & Associates, CPA’s
Bongiovanni & Associates, CPA’s